EXHIBIT NO. 23.02

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Independent Auditors Consent
We consent to the incorporation by reference in Form S-8 of Shadows Bend
Development, Inc. of our report on the financial statement of Shadows Bend
Development, Inc. and prior reports for Shadows Bend Development, Inc.
prepared by us.

Clyde Bailey, P.C.
San Antonio, Texas